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                                                                     EXHIBIT 11



                            RTW, INC. AND SUBSIDIARY
       STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE

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                                                                                                                 FOR THE SIX
                                                                         FOR THE THREE MONTHS ENDED             MONTHS  ENDED
                                                                        MARCH 31,           JUNE 30,             JUNE 30,
                                                                          1998                1998                 1998
                                                                      ---------------   ----------------     -----------------
BASIC WEIGHTED AVERAGE                                                     11,868,375         11,940,413            11,911,598
SHARES OUTSTANDING

STOCK OPTIONS
     Options at $25.00
     Options at $19.33                                                              -                  -                     -
     Options at $16.67                                                              -                  -                     -
     Options at $12.50                                                              -                  -                     -
     Options at $10.75                                                              -                  -                     -
     Options at $ 8.67                                                              -                  -                     -
     Options at $ 7.13                                                              -                658                     -
     Options at $ 7.00                                                              -             21,376                     -
     Options at $ 6.75                                                              -             88,665                     -
     Options at $ 2.67                                                              -             29,219                     -
     Options at $ 2.00                                                              -            168,972                     -
                                                                      ---------------   ----------------     -----------------

DILUTED WEIGHTED AVERAGE shares outstanding                                11,868,375         12,249,303            11,911,598
                                                                      ---------------   ----------------     -----------------
                                                                      ---------------   ----------------     -----------------
NET INCOME (loss) ($000'S)                                                   $(1,117)               $491                $(626)
                                                                      ---------------   ----------------     -----------------
                                                                      ---------------   ----------------     -----------------
NET INCOME (loss) PER

SHARE:

     BASIC INCOME (loss) per share                                            $(0.09)              $0.04                $(0.05)
                                                                      ---------------   ----------------     -----------------
                                                                      ---------------   ----------------     -----------------
     DILUTED INCOME (loss) per share                                          $(0.09)              $0.04                $(0.05)
                                                                      ---------------   ----------------     -----------------
                                                                      ---------------   ----------------     -----------------
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